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                                                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post Effective Amendment No. 1 in this registration statement on Form N-2 (File No. 333-3315) of our reports dated March 5, 1997 on our audits of the consolidated financial statements, consolidated schedule of investments and financial highlights of PMC Capital, Inc. and subsidiaries and of the financial statements of PMC Capital Limited Partnership. We also consent to the reference to our firm under the caption "Experts".


                                                        COOPERS & LYBRAND L.L.P.

Dallas, Texas
December 22, 1997